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                                                                 Exhibit 8.2 (a)

                                                           Kemper Investors Life
                                                                  EXECUTION COPY

                            PARTICIPATION AGREEMENT
                                  BY AND AMONG
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
                                      AND
                             WARBURG, PINCUS TRUST
                                      AND
                       WARBURG, PINCUS COUNSELLORS, INC.
                                      AND
                          COUNSELLORS SECURITIES INC.


         THIS AGREEMENT, made and entered into this 10th day of March, 1997, by and among Kemper Investors Life Insurance Company, organized under the laws of Illinois (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement as may be amended from time to time (each account referred to as the "Account"), Warburg, Pincus Trust, an open-end management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"); Warburg, Pincus Counsellors, Inc. a corporation organized under the laws of the State of Delaware (the "Adviser"); and Counsellors Securities Inc., a corporation organized under the laws of the State of New York ("CSI").

         WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements similar to this Agreement (the "Participating Insurance Companies"), and

         WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Fund has received an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent





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necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund, the Adviser and/or CSI by virtue of the receipt of such order by the SEC will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party; and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Company has registered or will register certain variable annuity contracts (the "Contracts") under the 1933 Act; and

         WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of Illinois, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, the Company has registered the Account as a unit investment trust under the 1940 Act; and

         WHEREAS, CSI, the Fund's distributor, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in
Schedule 2, as such schedule may be amended from time to time (the "Designated Portfolios"), on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

         WHEREAS, each Account is subdivided into subaccounts (each, a "Subaccount"), each of invests in a Designated Portfolio;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and CSI agree as follows:





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         ARTICLE I. SALE OF FUND SHARES

1.1. CSI agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by CSI or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of CSI for receipt of such orders from each Account and receipt by such designee will constitute receipt by CSI; provided that CSI receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day ("T+1"). "Business Day" will mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Company will pay for Fund shares on T+1 in each case that an order to purchase Fund shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. This wire transfer will be initiated by 12:00 p.m. Eastern Time.

1.3. CSI and the Adviser agree to make, and to cause the Fund to make, shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day the NYSE is open for trading; provided, however, that the Fund or CSI may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary in the best interests of the shareholders of such Portfolio.

1.4. On each Business Day on which the net asset value of the Fund is calculated, the Company will aggregate and calculate the net purchase or redemption orders for each Subaccount investing in a Designated Portfolio. Net orders will only reflect orders that the Company has received prior to the close of regular trading on the NYSE currently 4:00 p.m., Eastern Time) on that Business Day. Orders that the Company has received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by the Company will constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information of the relevant Designated Portfolio or with instructions that CSI will forward to the Company from time to time, as practice may develop by mutual agreement of the parties hereto over the course of performance of this Agreement.





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1.5.     CSI and the Adviser agree that shares of the Fund will be sold only to
Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold to the general public except as set forth in this Section 1.5.

1.6. CSI and the Adviser agree to cause the redemption for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section 1.6, the Company will be the designee of the Fund for receipt of requests for redemption from each Subaccount and receipt by such designee will constitute receipt by the Fund, provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. The Fund reserves the right to delay payment of redemption proceeds in extraordinary circumstances where such action is necessary in the best interests of the shareholders of the relevant Portfolio, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

1.7. The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate Subaccount.

1.9. CSI or the Adviser will furnish same day notice (by telecopier, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Designated Portfolio shares in the form of additional shares of that Designated Portfolio. CSI or the Adviser will notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election upon reasonable prior





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notice to the Fund and to receive all such dividends and distributions in cash.
To the extent practicable, CSI or the Adviser will furnish the Company with advance notice of any such declaration of income, dividends or distributions.

1.10. CSI and the Adviser will make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m., Eastern Time, but in no event later than 7:00 p.m., Eastern Time, each Business Day.

1.11. The Advisor or CSI will provide notice of any error in calculation of net asset value of a Designated Portfolio as soon as reasonably practical after discovery thereof. Any such notice will state for each day for which an error occurred the incorrect price, the correct price and the reason for the price change. CSI and the Advisor shall make the Account whole for any payments or adjustments to the number of Shares in a Subaccount that are reasonably demonstrated to be required as a result of pricing errors.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable state law and has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for each of the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity or life insurance contracts under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.





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2.3.     CSI and the Adviser represent and warrant that Fund shares of the
Designated Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares of the Designated Portfolios are outstanding. CSI and the Adviser will amend the registration statement for shares of the Fund under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of shares of the Fund or as may otherwise be required by applicable law. CSI and the Adviser will register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.4. CSI and the Adviser represent that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future. CSI and the Adviser acknowledge that failure of the Fund to so qualify as a Regulated Investment Company may affect the tax status of the Contracts as life insurance or annuity contracts.

2.5. In performing the services described in this Agreement, CSI and the Adviser will comply with, and will cause the Fund to comply with, all applicable laws, rules and regulations governing the issuance and sale of shares of the Fund. Neither the Fund, the Adviser nor CSI makes any representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Adviser and CSI each agree that upon request they will use their best efforts to furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

2.6. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 the Fund undertakes to have its Fund Board formulate and approve any plan under Rule 12b-1 to finance distribution expenses in accordance with the 1940 Act.

2.7. CSI and the Adviser represent that the Fund is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.





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2.8.     CSI represents and warrants that it will distribute the Fund shares of the Designated Portfolios in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

2.9. CSI represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

2.10. The Fund represents and warrants that all of its trustees, officers, employees, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. CSI and the Adviser represent and warrant that they are and continue to be at all times covered by policies similar to the aforesaid bond.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1. The Adviser or CSI will create and file a definitive prospectus with the SEC under Rule 497 of the 1933 Act. The Adviser or CSI will provide the Company, at the Fund's or its affiliate's expense, with as many copies of the current prospectus only for the Designated Portfolios as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners and applicants. The Advisor or CSI will provide, at the Fund's or its affiliate's expense, as many copies of said prospectus as necessary for distribution, at the Company's expense, to existing contractowners. The Adviser or CSI will provide the copies of said prospectus to the Company or to its mailing agent. If requested by the Company, the Adviser or CSI will provide such documentation, including a computer diskette of the Company's specification or a final copy of a current prospectus set in type at the Fund's or its affiliate's expense, and such other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the relevent Designated Portfolio prospectus is amended more frequently) to have the Designated Portfolios' prospectuses, the prospectus for the Contracts and the prospectuses of other mutual funds in which assets attributable to the Contracts may be invested printed together in one document (the "Multifund Prospectus"), in which case the Fund or its affiliate will bear its reasonable share of expenses as described above, allocated based on the proportionate number of pages of the Fund's and other fund's respective portions of the document.

3.2. The Adviser or CSI will provide the Company, at the Fund's or its affiliate's expense, with as many copies of the statement of additional information as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners





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and applicants.  The Adviser or CSI will provide, at the Fund's or its affiliate's expense, as many copies of said statement of additional information as necessary for distribution, at the Company's expense, to any existing contractowner who requests such statement or whenever state or federal law otherwise requires that such statement be provided. The Adviser or CSI will provide the copies of said statement of additional information to the Company or to its mailing agent.

3.3. To the extent that the Adviser, the Fund or CSI makes a discretionary change that requires a change (whether by revision or supplement) to any of the material information contained in any form of Designated Portfolio prospectus or statement of additional information provided to the Company for inclusion in a Multifund Prospectus, the Company agrees to make such changes within a reasonable period of time after receipt of a request to make such change from the Advisor or CSI. The expenses of printing and mailing incurred by the Company in complying with such request shall be reimbursed by the Fund or its affiliates. To the extent that the Fund is legally required to make a change to a Designated Portfolio prospectus or statement of additional information provided to the Company for inclusion in a Multifund Prospectus, the Company agrees to make any such change as soon as possible following receipt of the form of revised prospectus and/or statement of additional information or supplement, as applicable, but in no event later than five days following receipt. To the extent that the Fund is required by law to cease selling shares of a Designated Portfolio, the Company agrees to cease offering interests in the Subaccount corresponding to such Designated Portfolio until the Fund or CSI notifies the Company otherwise.

         The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.

3.4. The Adviser or CSI, at the Fund's or its affiliate's expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing contract owners and tabulate the votes.

3.5.     If and to the extent required by law the Company will:

                 (a)      solicit voting instructions from contractowners;

                 (b) vote the shares of the Designated Portfolios held in the appropriate Subaccount in accordance with instructions received from contractowners; and





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                 (c)   vote shares of the Designated Portfolios held in the
appropriate Subaccount for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's contractowners;

         so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. Except as set forth above, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that each of its separate accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

3.6. CSI and the Adviser will comply with, and will cause the Fund to comply with, all provisions of the 1940 Act requiring voting by shareholders, and in particular, either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as is currently intended, will comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Adviser and CSI will cause the Fund to act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees, with whatever rules the SEC may promulgate with respect thereto and with the Mixed and Shared Funding Exemptive Order.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

4.1. CSI will provide the Company on a timely basis with investment performance information for each Designated Portfolio in which a Subaccount invests, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten year (or life of the Designated Portfolio) periods. The Company may, based on such information supplied by CSI, prepare communications for contractowners ("Contractowner Materials"). The Company will provide copies of all Contractowner Materials concurrently with their first use for CSI's internal recordkeeping purposes. It is understood that neither CSI nor any Designated Portfolio will be responsible for errors or omissions in, or the content of, Contractowner Materials except to the extent that the error or omission resulted from information provided by or on behalf of CSI or the Designated Portfolio. Any printed information that is furnished to the Company pursuant to this Agreement other than each Designated Portfolio's prospectus or statement of additional information (or information supplemental thereto), periodic reports and proxy solicitation materials is CSI's sole responsibility and not the responsibility of any Designated Portfolio or the Fund. The Company agrees that the Portfolios, the shareholders of the Portfolios and the





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officers and governing Board of the Fund will have no liability or responsibility to the Company in these respects.

4.2. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or CSI for distribution, or in sales literature or other material provided by the Fund, the Adviser or by CSI, except with permission of CSI. The Company will furnish, or will cause to be furnished, to the Fund, the Adviser or CSI, each piece of sales literature or other promotional material in which the Company or an Account is named, at least eight (8) business days prior to its use.

         Nothing in this Section 4.2 will be construed as preventing the Company's affiliates from giving advice on investment in the Fund.

4.3. The Adviser and CSI will not give, or allow the Fund to give, any information or make, or allow the Fund to make, any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to contractowners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis. The Adviser or CSI will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or an Account is named at least eight (8) business days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) business days after receipt of such material.

4.4. CSI or the Adviser will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additions information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.





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4.5.     The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or any Account, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

4.6. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisements sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.7. The Fund and CSI hereby consent to the Company's use of the names Warburg, Pincus Trust International Equity Portfolio, Warburg, Pincus Trust Small Company Value Portfolio, Warburg, Pincus Trust Post-Venture Capital Portfolio or other Designated Portfolio and Warburg, Pincus Counsellors, Inc. in connection with the marketing of the Contracts, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will continue only as long as any Contracts are invested in the relevant Designated Portfolio and only as long as such use is consistent with the provision of historical information on the Contracts.

ARTICLE V.  FEES AND EXPENSES

5.1. The Fund, the Adviser and CSI will pay no fee or other compensation to the Company (other than as set forth in the administrative services letter agreement between CSI and the Company) except if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund in writing.

5.2. All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. The Fund will bear the expenses for the cost of





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registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus, statement of additional information and registration statement, proxy materials and reports; setting in type and printing the Fund's prospectus; setting in type and printing proxy materials and reports by it to contractowners (including the costs of printing a Fund prospectus that contains an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and all other expenses set forth in Article III of this Agreement.

ARTICLE VI.  DIVERSIFICATION

6.1. The Adviser will ensure that the Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Adviser will cause the Fund to comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI, the Adviser will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII.  POTENTIAL CONFLICTS

7.1. The Board of Trustees of the Fund (the "Fund Board") will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the contractowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever contractowner voting instructions are to be disregarded. The Company's responsibilities hereunder will be carried out with a view only to the interest of contractowners.

7.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested trustees, that an irreconcilable material conflict exists, the Company will, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Subaccounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contractowners or variable life insurance contractowners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and
(b)_establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contractowner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Subaccount's investment in the Fund and terminate this Agreement with respect to such Subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested trustees of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected Subaccount's investment in the Fund and terminate this Agreement with respect to such Subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or the Adviser (or any other investment adviser to the Fund) be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contractowners materially affected by the irreconcilable material conflict.

7.7. The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

8.1.     Indemnification By The Company

         (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, CSI, and each person, if any, who controls or is associated with the Fund, the Adviser or CSI within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), including any prospectuses or statements of additional information of the Fund to which the Company has made any changes to the information provided to the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Fund, the Adviser or CSI for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations by or on behalf of the Company or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares (other than statements or representations contained in the Fund registration statement, Fund prospectus, Fund statement of additional information, sales literature or other promotional material of the Fund not supplied by the Company or persons under its control); or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

                  (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (5)     arise out of any material breach of any
representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement, including, but not limited to, a failure to comply with the provisions of Section 3.3;

                 except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

          (b) No party will be entitled to indemnification under Section 8.1(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2.     Indemnification By The Adviser, the Fund and CSI

         (a) The Adviser, the Fund and CSI, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                 (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made (in each case substantially as transmitted to you by the Fund or CSI), provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, CSI or the Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations or wrongful conduct of the Adviser, the Fund or CSI or persons under the control of the Adviser, the Fund or CSI respectively, with respect to the sale of the Fund shares (other than statements or representations contained in a registration statement, prospectus, statement of additional information, sales literature or other promotional material covering the Contracts not supplied by CSI or persons under its control); or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Adviser, the Fund or CSI or persons under the control of the Adviser, the Fund or CSI; or

                 (4) arise as a result of any failure by the Fund, the Adviser or CSI to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

                  (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Fund or CSI in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Fund or CSI;

                 except to the extent provided in Sections 8.2(b) and 8.3
hereof.   These indemnifications will be in addition to any liability that the
Fund, the Adviser or CSI otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties will promptly notify the Adviser, the Fund and CSI of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the account.

8.3.     Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.3) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this
Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.


ARTICLE IX.  APPLICABLE LAW

9.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION

10.1.    This Agreement will terminate:

         (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon ninety (90) days' advance written notice to the other parties; or

         (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available or appropriate to meet the requirements of the Contracts as determined in good faith by the Company; or

         (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or Federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

         (d) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund, Adviser or CSI by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, Adviser's or CSI's ability to perform its obligations under this Agreement; or

         (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if the Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue

Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Designated Portfolio may fail to so qualify; or

         (g) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if the Designated Portfolio fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably and in good faith believes the Designated Portfolio may fail to meet such requirements; or

         (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty
(30) days of said notice; or

         (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Adviser or CSI has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty
(60) days' after receipt by the other parties of written notice of the election to terminate; or

         (j) at the option of the Fund or CSI, if the Fund or CSI respectively, determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any Subaccount) to substitute the shares of another investment company for the corresponding Designated Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote, proposed regulatory approval request or other action taken to replace the Fund's shares; or

         (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all contractowners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in
Article VII of this Agreement; or

         (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2.    Notice Requirement

         Except as specified in Section 10.1(m), no termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

10.3.    Effect of Termination

         In the event of any termination of this Agreement other than pursuant to subsection (d), (j), (l) or (m) of Section 10.1, CSI and the Adviser will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts.") Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.

10.4.    Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 12.6 will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

10.5     Effectuation of Termination

         The parties to this Agreement agree to cooperate in effectuating the termination of this Agreement.

ARTICLE XI.  NOTICES

11.1. Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

     If to the Company:                  If to the Fund, the Adviser and/or CSI:
     1 Kemper Drive                                     466 Lexington Avenue
     Long Grove, IL  60049                              10th Floor
     Attn:  General Counsel                             New York, NY  10017
                                                        Attn:    Eugene P. Grace
                                                        Senior Vice President


ARTICLE XII.  MISCELLANEOUS

12.1. The Fund, the Adviser and CSI acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Company Protected Parties" for purposes of this Section 12.1), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Fund, the Adviser and CSI agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Fund, the Adviser or CSI from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Fund, the Adviser or CSI, the Fund, the Adviser and CSI will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Fund, the Adviser, CSI or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.1), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Adviser Protected Parties or any of their employees or agents in connection with the Fund's, the Adviser's or CSI's performance of their respective duties under this Agreement are the valuable property of the Adviser Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Adviser Protected Parties' customers, or any other information or property of the Adviser Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to them by the Adviser Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Fund's, the Adviser's or CSI's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 12.1 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.4. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.5. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.6. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund or CSI, the Company agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or CSI, as the case may be. The Fund, the Adviser and CSI each agree that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

12.7. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.8. The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this agreement, will be satisfied solely out of the assets of the Fund and that no trustee, officer, agent or holder of shares of beneficial interest of the Fund will be personally liable for any such liabilities. No Portfolio or series of the Fund will be liable for the obligations or liabilities of any other Portfolio or series.

12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement.

12.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        KEMPER INVESTORS LIFE INSURANCE
                                            COMPANY


SEAL                                    By: /s/ Otis R. Heldman, Jr.
                                        Name: Otis R. Heldman, Jr.
                                        Title: Marketing Officer

ATTEST: By: /s/ Frank J. Julian


                                        WARBURG, PINCUS TRUST


SEAL                                    By: /s/ Eugene P. Grace
                                        Name: Eugene P. Grace
                                        Title: Vice President & Secretary

                                        WARBURG, PINCUS COUNSELLORS, INC.


SEAL                                    By: /s/ Eugene P. Grace
                                        Name: Eugene P. Grace
                                        Title: Vice President

                                        COUNSELLORS SECURITIES INC.


SEAL                                    By: /s/ Eugene P. Grace
                                        Name: Eugene P. Grace
                                        Title: Vice President


ATTEST: By: /s/ Maryann Maglia

                                   SCHEDULE 1
                            PARTICIPATION AGREEMENT
                                  BY AND AMONG
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
                                      AND
                             WARBURG, PINCUS TRUST
                                      AND
                       WARBURG, PINCUS COUNSELLORS, INC.
                                      AND
                          COUNSELLORS SECURITIES INC.


The following separate accounts of Kemper Investors Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule 2:

                 KILICO Variable Annuity Separate Account -

                        established May 29, 1981

                 KILICO Variable Separate Account -

                        established January 22, 1987

March 10, 1997

                                   SCHEDULE 2
                            PARTICIPATION AGREEMENT
                                  BY AND AMONG
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
                                      AND
                             WARBURG, PINCUS TRUST
                                      AND
                       WARBURG, PINCUS COUNSELLORS, INC.
                                      AND
                          COUNSELLORS SECURITIES INC.


The Separate Account(s) shown on Schedule 1 may invest in the following Designated Portfolios of the Warburg, Pincus Trust:

Warburg, Pincus Trust International Equity
Warburg, Pincus Trust Small Company Value
Warburg, Pincus Trust Post-Venture Capital



March 10, 1997